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CONTRACT A                                                         EXHIBIT 10.73

                                  CONFIRMATION

Date:               September 11, 1997

To:                 IDEC Pharmaceuticals Corporation ("Party B")

Attention:          Phillip Schneider

From:               Swiss Bank Corporation, London Branch ("Party A")

Re:                 Equity Option Confirmation
                    Reference Number 1262211/ 1262212
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The purpose of this communication is to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of August 26, 1997, as amended and supplemented from time to time (the "Agreement"), between you and Swiss Bank Corporation. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date            :      *________*

Buyer                 :      Party B

Seller                :      Party A

Option Style          :      European Option

----------

 *________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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Option Type                  :      Capped Call

Shares                       :      Common Stock of IDEC Pharmaceuticals
                                    Corporation (Symbol: IDPH)

Number of Options            :      600,000

Contract Multiplier          :      1.00

Strike Price                 :      *________*

Cap Price                    :      USD 46.40

Total Premium                :      *________*.

Expiration Date              :      *________*, or, if that date is not an
                                     Exchange Business Day, the following day that is an Exchange Business Day.

Currency
Business Day                 :       Any day on which commercial banks are open
                                     for business (including dealings in foreign exchange and foreign currency deposits) in the cities from which and in which a payment is to be made.

Exchange
Business Day                 :       A day that is (or but for the occurrence of
                                     a Market Disruption Event, would have been) a trading day on the Exchange and the Pacific Stock Exchange (other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, first announced on the day of such closing).

Normal
Trading Day                  :       An Exchange Business Day on which no Market
                                     Disruption Event has occurred or is
                                     continuing.

Market
Disruption Event             :       The occurrence or existence on any Exchange
                                     Business Day during the one-half hour
                                     period that ends at the close of business
                                     of any suspension of or limitation imposed
                                     on trading (by reason of
----------

 *________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                     movements in price exceeding levels
                                     permitted by the relevant exchange or
                                     otherwise), provided that any such event is material in the reasonable determination of the Calculation Agent, on: (i) the Exchange in the Shares; or (ii) the Pacific Stock Exchange in options contracts on the Shares.

Exchange                     :       Nasdaq National Market

Clearance System
Business Day                 :       Any day on which the Clearance System is
                                     open for the acceptance and execution of settlement instructions.

Clearance System             :       Depository Trust Company, or any successor
                                     to or transferee of such clearance system.

Calculation Agent            :       Party A, whose calculations shall be
                                     binding absent manifest error.

Procedure for Exercise

Exercise Date                :       The Expiration Date.

Expiration Time              :       5:00 p.m. local time in New York City

Automatic Exercise           :       The Transaction will be deemed to be
                                     automatically exercised if it is
                                     In-the-Money on the Expiration Date, unless
                                     (i) the Buyer has notified the Seller or its agent (by telephone or in writing) prior to 5:00 p.m. local time in New York
                                     City on the Expiration Date that it does not wish to exercise the Transaction; or
                                     (ii) the Closing Value cannot be determined on the Expiration Date. If the Transaction is to be cash settled, "In-the-Money" means that the Cash Settlement Amount is greater than zero. If the Transaction is to be physically settled, "In-the-Money" means that the Closing Value is greater than the Strike Price. "Closing Value" means the closing price of the Shares, as reported on the Exchange, on the Expiration Date.

Telephone or
facsimile number
of Seller's agent
for purposes of
giving notice                :       Telephone:  312-554-5249
                                     Fax:        312-554-6271
                                     Attention:  David P. Stowell

Settlement Terms

Settlement                   :       The Transaction will be cash settled;
                                     provided, however, that Party B may elect to physically settle the Transaction by giving notice to Party A no later than twenty Exchange Business Days before the Expiration Date.

Physical Settlement          :       If the Transaction is to be physically
                                     settled, on the Settlement Date, the Seller shall deliver to the Buyer the number of Shares equal to the Contract Multiplier multiplied by the number of Options exercised against payment by the Buyer to the Seller of an amount equal to the product of (a) the Strike Price, adjusted as hereinafter


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                                     provided, multiplied by (b) the Contract
                                     Multiplier multiplied by (c) the number of Options exercised. If the Closing Value exceeds the Cap Price, the Strike Price shall be increased by the amount by which the Closing Value exceeds the Cap Price; if the Closing Value is equal to or less than the Cap Price, no adjustment will be made to the Strike Price. Such payment and such delivery will be made through the Clearance System at the accounts specified below, on a delivery versus payment basis.

Cash Settlement              :       If the Transaction is to be cash settled,
                                     on the Settlement Date, Party A shall pay to Party B the Cash Settlement Amount, if any. The "Cash Settlement Amount" shall be the greater of (a) zero and (b) an amount calculated by the Calculation Agent equal to (i) the Contract Multiplier multiplied by (ii) the number of Options exercised multiplied by (iii) the Price Differential.
                                     "Price Differential" means (x) if the
                                     Reference Price exceeds the Cap Price, the result of subtracting the Strike Price from the Cap Price, and (y) if the Reference
                                     Price is equal to or less than the Cap
                                     Price, the result of subtracting the Strike
                                     Price from the Reference Price.

Reference Price              :       (a) If the Valuation Period contains *__*
                                     Normal Trading Day, the Reference Price
                                     shall be the arithmetic average of the
                                     Share Prices on those *___* Normal Trade
                                     Days.

                                     (b) If the Valuation Period does not
                                     contain *______* Normal Trading Days, the parties shall jointly determine the Share Price for the Valuation Date and as many Exchange Business Days immediately preceding the Valuation Date as shall be necessary, when such Share Prices are taken together with the Share Prices on all Normal Trading Days occurring within the Valuation Period, to provide *______* Share Prices, and in such case the Reference Price shall be the arithmetic average of those *_______* Share Prices. If the parties are unable to reach agreement on the foregoing determination, then the parties will negotiate in good faith to agree on an independent third party that will make such determination, and, if they cannot agree within three Exchange Business Days each of Party A and Party B will promptly choose an independent third party and instruct the parties so chosen to agree on another independent third party that will make such determination. The determination of an independent third party will be binding absent manifest error. The costs of such independent third party will be borne equally by Party A and Party B.

Share Price                  :       The closing price of the Shares as reported
                                     on the Exchange.

Valuation Period             :       The period from and including the * ____*
                                     Exchange Business Day immediately preceding the Expiration Date (the "Initial Date") to and including the Expiration Date, provided that if any Exchange Business Day in the Valuation Period as so determined, shall not be a Normal Trading Day, the Valuation
                                     Period shall be extended so that the
                                     Valuation Period includes *______* Normal
                                     Trading

----------

 *________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                     Days, but in no event shall the last day of
                                     the Valuation Period be later than the
                                     *____* Exchange Business Day following the
                                     Expiration Date, and in no event shall the Valuation Period include any day before the Initial Date.

Valuation Date               :       The last day of the Valuation Period.

Settlement Date              :       If the Transaction is to be cash settled,
                                     the Settlement Date shall be three Currency
                                     Business Days after the Valuation Date. If the Transaction is to be physically settled, the Settlement Date shall be three
                                     Clearance System Business Days after the
                                     Exercise Date.

Adjustment Events

Adjustments                  :       During the life of the Transaction, if any
                                     adjustment is made by The Options Clearing
                                     Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options
                                     ("OCC Options") on the Shares which are the subject of the Transactions, an equivalent adjustment shall be made in the terms of the Transaction. Except as provided in the following paragraph and in the "Additional
                                     Adjustment Provisions" below, no adjustment shall be made in the terms of the Transaction for any event that does not result in an adjustment to the terms of outstanding OCC Options on the Shares.
                                     Without limiting the generality of the
                                     foregoing, NO ADJUSTMENT SHALL BE MADE IN
                                     THE TERMS OF THE TRANSACTIONS FOR ORDINARY
                                     CASH DIVIDENDS ON THE SHARES EXCEPT AS
                                     PROVIDED IN THE "ADDITIONAL ADJUSTMENT
                                     PROVISIONS" BELOW.

                                     If at any time during the life of the
                                     Transaction there shall be no outstanding
                                     OCC Options on the Shares, and an event
                                     shall occur for which an adjustment might otherwise be made under the By-Laws, Rules, and stated policies of the OCC applicable to the adjustment of OCC Options (the "OCC Adjustment Rules"), the parties shall use their best efforts, applying the principles set forth in the OCC Adjustment Rules, to jointly determine whether to adjust the terms of the Transaction and the nature of any such adjustment.

Additional
Adjustments                  :       Notwithstanding the foregoing, if upon the
                                     occurrence of the following events during the life of the Transaction no adjustment is required to be made to the terms of the Transaction in accordance with the foregoing provisions or if an adjustment has been made but such adjustment is, in the determination of the Calculation Agent, insufficient to preserve the economic benefit of the Transaction for the parties, the following additional adjustments shall be made to the terms of the Transaction:

                                     (a) If (i) an ordinary cash dividend is
                                     declared or paid on the

----------

 *________* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with Secretary of the Commission in the Company's Application Requesting Confidential Treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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                                     Shares or (ii) a special cash dividend is
                                     declared or paid on the Shares and in
                                     either case the Ex-Dividend Date with
                                     respect to such dividend occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (each, a "Dividend Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Dividend Event in accordance with the following formulas:

                                                       SP[0] (CP[0] - DA)
                                                       ------------------
                                            SP[1]    =        CP[0]

                                                        SP[0]
                                                       --------
                                            CM[1]    =  SP[1]

                                            Where:

                                     (i) SP[1] = Strike Price after the Dividend
                                                    Event

                                     (ii) CM[1]= Contract Multiplier after the
                                                    Dividend Event

                                     (iii) SP[0] =  Strike Price on the Exchange
                                     Business Day immediately preceding the
                                     Ex-Dividend Date with respect to the
                                     Dividend Event

                                     (iv) CP[0] = The closing price of the
                                     Shares, as reported on the Exchange, on the Exchange Business Day immediately preceding the Ex-Dividend Date with respect to the Dividend Event

                                     (vi) DA = The amount of the ordinary cash dividend or the special cash dividend, as the case may be

                                     (b) If there occurs a tender offer, by the issuer of the Shares (the "Issuer") or a third party, for the Shares, and the date of the expiration of such offer (the "Termination Date") occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (an "Adjustment Event"), the Strike Price and the Contract Multiplier shall each be adjusted for each Adjustment Event in accordance with the following formulas:

                                                          (CP[0] x N[0]) - C
                                                          ----------------
                                     SP[1]      = SP[0] x [CP[0] x (N[0]-N[1])]

                                                  SP[0]
                                                  -----
                                     CM[1]      = SP[1]

                                            Where:

                                     (i)   SP[1] = Strike Price after the
                                           Adjustment Event

                                     (ii)  CM[1] = Contract Multiplier after the
                                           Adjustment Event

                                     (iii) SP[0] = Strike Price on the
                                           Completion Date (as hereinafter
                                           defined)


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                                     (iv)   CP[0] = The closing price of the
                                            Shares, as reported on the Exchange,
                                            on the Completion Date

                                     (v)    N[0] = Total number of shares of
                                            common stock of the Issuer
                                            outstanding on the Completion Date

                                     (vi)   C = Price paid by the offeror per
                                            share of common stock of the Issuer
                                            multiplied by the total number of
                                            shares purchased by the offeror
                                            pursuant to the Adjustment Event

                                     (vii)  N[1] = Total number of shares of
                                            common stock of the Issuer purchased
                                            by the offer or pursuant to the
                                            Adjustment Event

                                     (viii) "Completion Date" means the
                                            Termination Date; provided, however,
                                            that if the period following the
                                            Termination Date within which
                                            delivery of tendered shares may be
                                            guaranteed is less than the
                                            customary settlement period for a
                                            sale of the Shares executed through
                                            the Clearance System, the Completion
                                            Date shall be the date which
                                            precedes the Termination Date by the
                                            number of Exchange Business Days
                                            equal to such difference

Miscellaneous
Transfer              :              Neither party may transfer the Transaction,
                                     in whole or in part, without the prior
                                     written consent of the non-transferring
                                     party.

Account Details

Payments and deliveries to Party A: Previously provided

Payments and deliveries to Party B: Previously provided


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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

SWISS BANK CORPORATION, LONDON BRANCH


By:                                            By:
  -------------------------------------           ------------------------------
Name:                                          Name:
Title:                                         Title:



Confirmed as of the ___ day
of ____________, 199__

IDEC PHARMACEUTICALS CORPORATION



By:
   ------------------------------------
Name:
Title:



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